Exhibit 99.1

XTI Aerospace Appoints Tobin Arthur as Chief Strategy Officer

ENGLEWOOD, Colo., Sept. 23, 2024 /PRNewswire/ -- XTI Aerospace, Inc. (NASDAQ: XTIA) (“XTI” or the “Company”) today announced the appointment of Tobin Arthur as Chief Strategy Officer, effective as of September 19, 2024. In this new role, Mr. Arthur will help guide the Company’s vision and oversee its sales, marketing, and investor relations.

Tobin Arthur brings over thirty years of experience in helping companies develop and implement corporate strategies focused on innovation. Early in his career, he helped Starbucks Coffee bring disruptive innovation to the market as it became a rapidly growing public company. After his time at Starbucks, Mr. Arthur shifted his focus to the healthcare sector, where he spent the last decade building companies such as CureUs and AngelMD. CureUs, later acquired by Springer Nature, is a pioneering medical publishing platform that allows authors to retain their copyrights while making medical science more accessible. AngelMD is a large online community that connects thousands of startups with clinicians and investors.

Mr. Arthur’s experience has enabled him to invest in, and/or advise, over 200 startups and collaborate closely with entrepreneurs to accelerate their ventures. In 2018, he launched the podcast Innovation4Alpha, which evolved into a consulting and investment firm focused on ventures across sectors including ag-tech, security, real estate, healthcare, and aviation. Mr. Arthur holds a Bachelor of Arts degree in English from the University of Southern California.

“I have known Tobin for many years, and his ability to anticipate market trends and build teams to turn vision into reality will be invaluable as XTI executes its strategy to disrupt the aviation marketplace,” said Scott Pomeroy, Chairman and CEO of XTI.

“I have been passionate about aviation and innovation for as long as I can remember,” said Tobin Arthur, Chief Strategy Officer of XTI. “I believe what makes XTI unique is its position to lead a significant shift in aviation by combining the range and speed of business aircraft with vertical take-off and landing (VTOL) capabilities. Innovation is at the heart of XTI and the TriFan 600, from its take-off and landing technology to its interior design, safety features, and how XTI seamlessly integrates with vendor partners. I believe that XTI has immense potential to revolutionize commercial, military, and medical aviation.”

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (NASDAQ: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, speeds of 345 mph and a range of 700 miles, creating an entirely new category – the vertical lift crossover airplane (VLCA). Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com, and follow the company on LinkedIn, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about the products under development by XTI, the advantages of XTI’s technology, and XTI’s customers, plans and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 16, 2024, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Crescendo Communications

Tel: +1 212-671-1020

Email: XTIA@crescendo-ir.com